UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2006

BANCFIRST CORPORATION

(Exact name of registrant as specified in its charter)

OKLAHOMA	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Broadway, Oklahoma City, Oklahoma		73120
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 270-1086

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02	Results of Operation and Financial Condition.

See Item 4.02 of this report.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Prior to the issuance of the consolidated financial statements of BancFirst Corporation (the “Company”) for the year ended December 31, 2005, management determined that the Company’s consolidated statements of cash flow for the years ended December 31, 2004 and 2003 should be restated to reclassify disbursements of $96.2 million and $125.4 million, respectively, from “net other increase in loans” in investing activities to “cash disbursements for loans originated for sale” in operating activities, in accordance with Paragraph 9 of FAS 102—Statement of Cash Flows—Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale. SFAS No. 102 provides that disbursements for loans initially originated by a company for sale (as opposed to loans originated for retention in a company’s portfolio) must be accounted for in the statements of cash flows as operating activities.

Based solely on the facts mentioned above, on March 10, 2006, management recommended to the Company’s Audit Committee that the consolidated financial statements of the Company for the years ended December 31, 2004 and 2003 should be restated in order to reflect in the included statements of cash flow the correct classification of the cash flows for the activity mentioned above. Accordingly, the Company’s 2005 Annual Report on Form 10-K restated the consolidated statements of cash flow for the years ended December 31, 2004 and 2003 to reflect the correct classification of the cash disbursements for loans originated for sale as cash flows from operating activities. Because the restatement did not affect the net change in cash and due from banks for the years ended December 31, 2004 and 2003 and had no impact on the December 31, 2004 Company’s consolidated balance sheet or the 2004 or 2003 consolidated statements of income and related net income per share amounts or on the consolidated statements of stockholders’ equity or on the Company’s liquidity, management did not consider the restatement to be material and, consequently, did not file an Item 4.02 Form 8-K in connection with the restatements to disclose to investors that the previously issued financial statements should not be relied upon. The Audit Committee agreed with management’s assessment of the restatements. In order to ensure the effectiveness of the Company’s disclosure controls and procedures, senior management advised the key personnel involved in the preparation and review of the Company’s financial statements of the correct method of accounting for the origination and sale of loans in accordance with SFAS No. 102.

In a letter to the Company from the Staff of the Securities and Exchange Commission (the “SEC”) dated October 10, 2006, the Staff stated its belief that the restatement of the Company’s previously issued financial statements for the years ended December 31, 2004 and 2003 were material restatements for which an Item 4.02 Form 8-K was required to disclose to investors that the previously issued financial statements should not be relied upon. As a result of this position, as well as discussions with the Staff of the SEC and similar recent restatements made by other public financial holding companies, on October 18, 2006 management of the Company recommended to the Audit Committee of the Board of Directors of the Company that the Company file an Item 4.02 Form 8-K with respect to the previously issued financial statements of the Company for the years ended December 31, 2004 and 2003. The Audit Committee agreed with management’s recommendation and determined that an Item 4.02 Form 8-K should be filed to disclose to investors that the Company’s previously issued consolidated statements of cash flows for the fiscal years ended December 31, 2004 and 2003, appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, have been restated and that, accordingly, such statements of cash flows and the related audit report thereon by the Company’s former independent registered public accounting firm, Ernst & Young LLP, should no longer be relied upon.

The following chart summarizes the effects of the restatement of the Company’s consolidated statements of cash flow for the years ended December 31, 2004 and 2003:

	For the Years Ended December 31,
	2004	2003
Net cash provided by operating activities as previously reported	$134,556	$169,021
Restatement of cash disbursements for loans originated for sale	(96,193)	(125,398)

Reported net cash provided by operating activities	$38,363	$43,623

Net cash used for investing activities as previously reported	$(274,560)	$(136,688)
Restatement of net other increase in loans	96,193	125,398

Reported net cash used for investing activities	$(178,367)	$(11,290)

Beginning with its consolidated financial statements for the quarter ended December 31, 2005, the Company has accounted for its loan sale activities in the consolidated statements of cash flow in the manner required by SFAS No. 102. To correct the errors in classification in prior quarterly period financial statements to be consistent with this presentation, the Company has restated its consolidated statements of cash flow previously reported for the three months ended March 31, 2005, the six months ended June 30, 2005 and the nine months ended September 30, 2005. The restatements for the periods ended March 31, 2005 and June 30, 2005 have been reflected in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005, respectively. The restatement of the Company’s consolidated statements of cash flow for the nine months ended September 30, 2005 will be reflected in its Quarterly Report on Form 10-Q for the quarter ending September 30, 2006.

The selected financial information set forth below shows the impact of the correction of this error on the Company’s consolidated statements of cash flow for the three months ended March 31, 2005, the six months ended June 30, 2005 and the nine months ended September 30, 2005:

Three Months Ended March 31, 2005
Net cash provided by operating activities as previously reported	$37,312
Restatement of cash disbursements for loans originated for sale	(19,762)

Reported net cash provided by operating activities	$17,550

Net cash used for investing activities as previously reported	$(19,502)
Restatement of net other increase in loans	19,762

Reported net cash provided (used) by investing activities	$260

Six Months Ended June 30, 2005
Net cash provided by operating activities as previously reported	$21,490
Restatement of cash disbursements for loans originated for sale	(51,929)
Restatement of cash receipts from sale of loans originated for sale	53,679

Reported net cash provided by operating activities	$23,240

Net cash provided (used) by investing activities as previously reported	$28,218
Restatement of net other increase in loans	51,929
Restatement of proceeds from sales of loans	(53,679)

Reported net cash provided (used) by investing activities	$26,468

Nine Months Ended September 30, 2005
Net cash provided by operating activities as previously reported	$28,860
Restatement of cash disbursements for loans originated for sale	(85,720)
Restatement of cash receipts from sale of loans originated for sale	88,383

Reported net cash provided by operating activities	$31,523

Net cash provided (used) by investing activities as previously reported	$14,863
Restatement of net other increase in loans	85,720
Restatement of proceeds from sales of loans	(88,383)

Reported net cash provided (used) by investing activities	$12,200

The Audit Committee and the executive officers of the Company have discussed the matters disclosed in this Current Report on Form 8-K with Grant Thornton LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCFIRST CORPORATION (Registrant)

Date: October 18, 2006	/s/ Joe T. Shockley, Jr.
Joe T. Shockley, Jr. Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)